UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2021

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 690, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 933-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each Exchange on which registered
Common Shares without par value Preferred Share Purchase Rights	SSY	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The following matters were submitted to a vote of common shareholders at the 2021 annual meeting of stockholders of SunLink Health Systems, Inc. (the “Company”) held on November 10, 2021:

Election of Directors

Management’s nominees for election to the board of directors, as listed in the Company’s proxy statement, were elected for two-year terms; with the results of the voting as follows:

Nominee	For	Withheld	Against	Broker Non-Votes
Robert M. Thornton, Jr.	2,008,482	630,335	0	1,956,546
Dr. Steven J. Baileys, Jr.	2,206,641	432,196	0	1,956,546
Gene E, Burleson	2,209,333	429,504	0	1,956,546

As indicated in the table above, Robert M. Thornton, Jr, Dr. Steven, J. Baileys. Jr. and Gene E. Burleson were elected as directors for terms expiring at the 2023 annual meeting of shareholders. The terms of the following incumbent directors continue until the 2022 annual meeting of shareholders: C, Michael Ford and Howard E. Turner.

Management also proposed the ratification of the appointment of the Company’s independent auditors for the 2022 fiscal year. The table below summarizes the results of the voting on these proposals by the Company’s stockholders:

Ratification of the appointment of Cherry Bekaert LLP as the Company’s Independent Registered Public Accounting Firm.

For	Against	Abstentions

4,574,657	8,296	5,915

As indicated in the above table, the proposal to ratify the appointment of the Company’s independent auditors for the 2022 fiscal year was approved.

Item 9.01.	Financial Statements and Exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

	By:	/s/ Mark J. Stockslager
	Name:	Mark J. Stockslager
	Title:	Chief Financial Officer
Dated: November 15, 2021

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